INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT

     Contract made as of April 13, 1995 between PAINEWEBBER/KIDDER, PEABODY TAX EXEMPT MONEY FUND, INC., a Maryland corporation ("Fund"), and PAINEWEBBER INCORPORATED ("Manager"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended.

     WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale distinct shares of common stock ("Shares"); and

     WHEREAS the Fund desires to retain Manager as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Fund and Manager is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints Manager as investment adviser and administrator of the Fund for the period and on the terms set forth in this Contract. Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Duties as Investment Adviser.

     (a) Subject to the supervision of the Fund's Board of Directors ("Board"), Manager will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Manager will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund.

     (b) Manager agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, Manager may, in its discretion, use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and Manager may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Manager's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Manager to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to Manager, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever Manager simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by Manager, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     (c) Manager will oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Manager hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

     (d) Manager will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement of the Fund under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

     (e) The Fund hereby authorizes Manager and any entity or person associated with Manager which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the 1934 Act, and the Fund hereby consents to the retention of compensation by Manager or any person or entity associated with Manager for such transaction.

     3. Duties as Administrator. Manager will administer the affairs of the Fund subject to the supervision of the Board and the following understandings:

     (a) Manager will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

     (b) Manager will provide the Fund with such corporate, administrative and clerical personnel (including officers of the Fund) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Fund.

     (c) Manager will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Fund's Registration Statement, proxy material, tax returns and required reports to the Fund's shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.


     (d) Manager will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     (e) Manager will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Manager.

     4. Further Duties. In all matters relating to the performance of this Contract, Manager will act in conformity with the Articles of Incorporation, By-laws and currently effective Registration Statement of the Fund, as delivered to Manager and upon which it shall be entitled to rely, and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

     5. Delegation of Manager's Duties as Investment Adviser and Administrator. Manager may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Manager delegates to such sub-adviser or sub-administrator any or all of its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Manager is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

     6. Services Not Exclusive. The services furnished by Manager hereunder are not to be deemed exclusive and Manager shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Manager, who may also be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     7. Expenses.

     (a) During the term of this Contract, the Fund will bear all expenses, not specifically assumed by Manager, incurred in its operations and the offering of its shares.

     (b) Expenses borne by the Fund will include but not be limited to the following (or the Fund's proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Manager under this Contract; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under federal and/or state securities laws and maintaining such registration and qualification; (v) fees and salaries payable to the Fund's Directors and officers who are not interested persons of the Fund or Manager; (vi) all expenses incurred in connection with the Directors' services, including travel expenses in the case of Directors who are not interested persons of the Fund or Manager; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law and any indemnification relating thereto; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Directors of the Fund who are not interested persons of the Fund; (xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders;
(xiv) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Directors, agents and shareholders or to Manager) incurred by the Fund; (xvi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvii) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xviii) the cost of investment company literature and other publications provided by the Fund to its Directors and officers; (xix) costs of mailing, stationery and communications equipment; (xx) expenses incident to any dividend, withdrawal or redemption options; (xxi) charges and expenses of any outside pricing service used to value portfolio securities and (xxii) interest on borrowings of the Fund.

     (c) Manager will assume the cost of any compensation for services provided to the Fund received by the officers of the Fund and by those Directors who are interested persons of the Fund.

     (d) The payment or assumption by Manager of any expenses of the Fund that Manager is not required by this Contract to pay or assume shall not obligate Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     8. Compensation.

     (a) For the services provided and the expenses assumed pursuant to this Contract with respect to the Fund, the Fund will pay to Manager a fee, computed daily and paid monthly, at an annual rate of .50% of the Fund's average daily net assets.

     (b) The fee shall be computed daily and paid monthly to Manager on or before the first business day of the next succeeding calendar month.

     (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     9. Limitation of Liability of Manager. Manager and its delegates, including any Sub-Adviser or Sub-Administrator to the Fund, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Manager, who may be or become an officer, Director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting for the Fund and not as an officer, director, employee, or agent or one under the control or direction of Manager even though paid by it.

     10. Duration and Termination.

     (a) This Contract shall become effective upon the date hereabove written provided that, with respect to the Fund, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Directors of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund with respect to the Fund.

     (c) Notwithstanding the foregoing, with respect to the Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Manager or by Manager at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Contract will automatically terminate in the event of its assignment.

     11. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Contract as to the Fund shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

     12. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "prospectus", "sale", "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is affected by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                           PAINEWEBBER INCORPORATED


/s/ Jennifer Farrell               By /s/
------------------------------        -------------------------------


Attest:                           PAINEWEBBER/KIDDER, PEABODY TAX EXEMPT
                                    MONEY FUND, INC.


/s/ Jennifer Farrell               By /s/ Dianne E. O'Donnell
------------------------------        -------------------------------

             SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENT

     Contract made as of April 13, 1995, between PAINEWEBBER INCORPORATED ("PaineWebber"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act") and as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as a broker-dealer under the 1934 Act and as an investment adviser under the Advisers Act.

     WHEREAS PaineWebber has entered into an Investment Advisory and Administration Contract dated April 13, 1995 ("Advisory Contract") with PaineWebber/Kidder, Peabody Tax Exempt Money Fund, Inc. ("Fund"), an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), which offers for public sale shares of common stock; and

     WHEREAS under the Advisory Contract PaineWebber has agreed to provide certain investment advisory and administrative services to the Fund; and

     WHEREAS the Advisory Contract authorizes PaineWebber to delegate certain of its duties as investment adviser and administrator under the Advisory Contract to a sub-adviser or sub-administrator; and

     WHEREAS PaineWebber wishes to retain Mitchell Hutchins as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to PaineWebber and the Fund and Mitchell Hutchins is willing to render such services as described herein upon the terms set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. PaineWebber hereby appoints Mitchell Hutchins as its sub-adviser and sub-administrator with respect to the Fund and Mitchell Hutchins accepts such appointment and agrees that it will furnish the services set forth in Paragraph 2.

     2. Services and Duties of Mitchell Hutchins.

     (a) Subject to the supervision of the Board of Directors ("Board") and PaineWebber, Mitchell Hutchins will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments and cash equivalents held in the portfolio of the Fund. Mitchell Hutchins will determine from time to time what investments will be purchased, retained or sold by the Fund. Mitchell Hutchins will be responsible for placing purchase and sale orders for investments and for other related transactions. Mitchell Hutchins will provide services under this agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Prospectuses.

     (b) Mitchell Hutchins agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, Mitchell Hutchins may, in its discretion, effect securities transactions with brokers and dealers who provide the Fund with research, analysis, advice and similar services, and Mitchell Hutchins may pay to those brokers and dealers, in return for brokerage and research services and analysis, a higher commission than may be charged by other brokers and dealers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins and its affiliates to such Fund and its other clients and that the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to PaineWebber, Mitchell Hutchins or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     (c) Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of the Fund and will furnish the Board with such periodic and special reports as PaineWebber or the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

     (d) Mitchell Hutchins will oversee the computation of the net asset value and net income of the Fund as described in the currently effective registration statement of the Fund under the Securities Act of 1933, as amended, and 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

     (e) Mitchell Hutchins will assist in administering the affairs of the Fund, subject to the supervision of the Board and PaineWebber, and further subject to the following understandings:

          (i) Mitchell Hutchins will supervise all aspects of the operation of the Fund except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of affairs of the Fund.

          (ii) Mitchell Hutchins will provide the Fund with such administrative and clerical personnel (including officers of the Fund) as are reasonably deemed necessary or advisable by the Board and PaineWebber and Mitchell Hutchins will pay the salaries of all such personnel.

          (iii) Mitchell Hutchins will provide the Fund with such administrative and clerical services as are reasonably deemed necessary or advisable by the Board and PaineWebber, including the maintenance of certain of the books and records of the Fund.

          (iv) Mitchell Hutchins will arrange, but not pay for, the periodic preparation, updating, filing and dissemination (as applicable) of the Fund's Registration Statement, proxy material, tax returns and reports to shareholders of the Fund, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

          (v) Mitchell Hutchins will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     3. Duties Retained by PainWebber. PaineWebber will continue to provide to the Board and the Fund the services described in subparagraph 3(e) of the Advisory Contract.

     4. Further Duties. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the Fund's Articles of Incorporation, By-Laws and Registration Statement of the Fund and with the written instructions and directions of the Board and PaineWebber, and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act"), the rules thereunder, and all other applicable federal and state laws and regulations.

     5. Services Not Exclusive. The services furnished by Mitchell Hutchins hereunder are not to be deemed exclusive, and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6. Expenses. During the term of this Contract, Mitchell Hutchins will pay all expenses incurred by it in connection with its services under this Contract.

     7. Compensation. For the services provided and the expenses assumed by Mitchell Hutchins pursuant to this Contract with respect to the Fund, PaineWebber will pay to Mitchell Hutchins a fee equal to 20% of the fee received by PaineWebber from the Fund pursuant to the Advisory Contract with respect to the Fund, such compensation to be paid monthly.

     8. Limitation of Liability. Mitchell Hutchins and its delegates will not be liable for any error of judgment or mistake of law or for any loss suffered by PaineWebber or the Fund or the shareholders of the Fund in connection with the performance of this Contract, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.

     9. Duration and Termination.

     (a) This Contract will become effective upon the date first above written, provided that, with respect to the Fund, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract will continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract will continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, by vote of a majority of the outstanding voting securities of the Fund.

     (c) Notwithstanding the foregoing, with respect to the Fund, this Contract may be terminated by any party hereto at any time, without the payment of any penalty, on sixty days' written notice to the other party; this Contract also may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Mitchell Hutchins and PaineWebber. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.

     10. Amendment of this Agreement. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to the Fund shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

     11. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is affected by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                       PAINEWEBBER INCORPORATED


Attest:

/s/ Jennifer Farrell                   By: /s/
-------------------------                  ----------------------------
                                           Title: Managing Director

                                       MITCHELL HUTCHINS ASSET
Attest:                                  MANAGEMENT INC.

/s/ Jennifer Farrell                   By: /s/ Dianne E. O'Donnell
-------------------------                  ----------------------------
                                           Dianne E. O'Donnell
                                       Title: Senior Vice President